EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-106897) on Form S-8 of our report dated June 10, 2005 appearing in the Annual Report on Form 11-K of SPX Corporation Savings Plan for the year ended December 31, 2004.

/s/ Plante & Moran, PLLC

Southfield, Michigan
June 27, 2005